Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of HIV-VAC, Inc.
12 Harben Court
Collingwood, Ontario,
Canada L9Y 4L8


Ladies and Gentlemen:

We consent to the incorporation by reference in the prospectus of the Registration Statement on Form S-8 being filed by HIV-VAC, Inc. (the "Company") of our report, dated March 03, 2003, appearing in the Company's Annual Report on Form 10-KSB/A for the fiscal year ended September 30, 2002 (the "Form 10-KSB") on our audits of the financial statements of the Company as of September 30, 2002, also appearing in the Form 10-KSB/A.



/s/ S.F. Partnership, LLP
"S.F. Partnership, LLP"


April 29, 2003









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